Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with Amendment No.3 to the Annual Report of Burlington Coat Factory Warehouse Corporation (the "Company") on Form 10-K/A for the fiscal year ended May 29, 2004 (the "Report"), I, Monroe G. Milstein, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

          (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Monroe G. Milstein
Monroe G. Milstein
President and Chief Executive Officer [Principal Executive Officer]
April 12, 2005